UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2024

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of Principal Executive Offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission to a Vote of Security Holders.

On October 18, 2024, Creative Realities, Inc. (the “Company”) held an annual meeting of shareholders (the “Annual Meeting”) in Louisville, Kentucky. As of August 26, 2024, the record date for the Annual Meeting, 10,446,659 shares of Common Stock of the Company (“Common Stock”) were issued and outstanding. Each share of Common Stock entitled its holder to cast one vote. The items voted on at the Annual Meeting and the results of such voting are set forth below:

(1) The Company’s shareholders reelected its four directors to serve on the Board of Directors of the Company. The shareholders present in person or by proxy cast the following number of votes in connection with the election of directors, resulting in the reelection of all four nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Bell	4,453,805	667,858	2,672,011
Donald A. Harris	4,453,430	668,233	2,672,011
Richard Mills	4,176,136	945,527	2,672,011
Stephen Nesbit	4,477,093	644,570	2,672,011

(2) The Company’s shareholders approved the Company’s 2023 Stock Incentive Plan. There were 4,403,436 votes cast for the proposal and 705,203 votes cast against the proposal. 13,024 votes abstained, and there were 2,672,011 broker non-votes.

(3) The Company’s shareholders ratified the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. There were 7,546,208 votes cast for the proposal and 241,696 votes cast against the proposal. 5,770 votes abstained, and there were no broker non-votes.

No other items were presented for shareholder approval at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc. (Registrant)

Date: October 18, 2024	By:	/s/ Will Logan
Will Logan
Chief Financial Officer